EXHIBIT 10.56

                            CELERITY SOLUTIONS, Inc.

                           Software License Agreement


THIS Software License Agreement (the "Agreement") made this September 25th, 1998 is entered into by and between Celerity Solutions, Inc., a corporation incorporated under the laws of Delaware, having its principal place of business at 200 Baker Avenue, Suite 300, Concord, Massachusetts, 01742 ("CELERITY"), and Distribution Dynamics, Inc., having its principal place of business at 1676 N. California Suite 400 Walnut Creek, CA 94596 ("LICENSEE").

                                   BACKGROUND

CELERITY is the owner of certain proprietary technical information consisting of computer programs useful in performing various business functions on a Computer System, as described on "Exhibit A" ("Programs"). LICENSEE is desirous of acquiring a perpetual, irrevocable, non-transferable and non-exclusive license to use the Object Code version of the Programs on the Computer(s) identified on "Exhibit B" for the LICENSEE's operation of its 25 Site(s).

The term "Software" shall mean the Programs (excluding third party software) supplied to LICENSEE under the terms of this Agreement, and all other releases, enhancements and modifications supplied to LICENSEE by CELERITY, if any are agreed to by both parties (excluding third party software). The term "Object Code" means all or any portion of the machine-readable code comprising the Software. The term "Computer" means the individual specific computer or computers on which LICENSEE will install and execute the Software as designated from time to time on Exhibit B. The term "Site" means the location of the agreed upon designated servers where LICENSEE will use the Licensed Program described on Exhibit A. The term "User" means any person accessing the Software via CELERITY software and/or screen programs. User owned software (host order entry systems for example) that access data from the CELERITY server via defined API or other interfaces do not count as concurrent Users for purposes of this Agreement. The total number of Users may be designated from time to time on Exhibit C.

NOW THEREFORE,  in  consideration  of the  BACKGROUND  and the mutual  covenants
herein   contained,   CELERITY   and   LICENSEE   hereby   agree   as   follows:

                                   ----------

1. Title. LICENSEE understands and acknowledges that ownership and title to the Software, including any releases, enhancements and modifications thereof, are and will remain the exclusive property of CELERITY.

2. Grant of License. Upon payment of the initial license fee established and set forth in Section 4 hereof, CELERITY grants to LICENSEE, and LICENSEE accepts from CELERITY, a perpetual, irrevocable, non-transferable and non-exclusive license to use the Object Code version of the Software on the Computer(s) identified on Exhibit B for the LICENSEE's own internal data processing and computing needs for testing and training purposes only. LICENSEE shall not use the licensed Software in a production environment until all charges and fees as set forth in this Agreement and any associated Professional Services Agreement have been paid to CELERITY. LICENSEE may not, for any purpose or under any circumstances, use the Software to provide data processing or management information or services to any third party. Upon payment of the additional license fees required by
     Section 4 hereof, LICENSEE may use the Software in connection with any increase in the number of LICENSEE's Computer(s), Site(s), or User(s).

3. License Assignment. LICENSEE shall not assign or transfer its rights in such license to any other person or entity; provided, however, that LICENSEE may assign all its rights in the license to a subsidiary or affiliate in which it owns a majority interest, or to a purchaser of substantially all of the business and assets of LICENSEE on the conditions that (i) LICENSEE retains no rights to use the Software and (ii) such subsidiary, affiliate or purchaser agrees in writing to be bound by the terms of this Agreement as if it had executed this Agreement as LICENSEE. Any such subsidiary, affiliate or purchaser is hereinafter referred to as a "Permitted Assignee". An assignment by LICENSEE of its rights in the license to a Permitted Assignee shall not release LICENSEE of any of its obligations and responsibilities under this Agreement.

4. License Fee. The license fee for the Software shall be as described in Exhibit C (the "License Fee") and shall be subject to the License Fee Terms specified in Exhibit C. LICENSEE agrees to notify CELERITY in writing at least 30 days in advance of any increase in the number of LICENSEE's Computer(s), Site(s), or User(s) for the software, at which time the preparation of a new Exhibit B and/or Exhibit C will be required, and LICENSEE shall concurrently therewith, pay to CELERITY additional license fees, if any as described on Exhibit C. LICENSEE agrees that CELERITY shall have the right at any time to access each computer upon which LICENSEE has installed the Software to enable and permit CELERITY to verify the accuracy of Exhibit B and Exhibit C to this Agreement.

5. Maintenance. CELERITY will, at the option of LICENSEE, provide the services outlined in this Provision 5 beginning from the date of LICENSEE Acceptance of the Software through April 1, 2000, and thereafter upon payment of annual license renewal fees specified in Section 6, CELERITY agrees to provide all new releases of the Software and new

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     documentation and to provide  reasonable  on-going  telephone  consultation during Celerity's normal business hours. CELERITY additionally agrees to provide program corrections for any Software error reported and determined to be in its Software(s), documentation, or operational procedures. These corrections will be provided in a timely fashion using reasonable efforts and will be provided without any direct cost to the LICENSEE. CELERITY will provide program corrections, updates, enhancements and all new releases of the Software by either installing these items on LICENSEE's Computer(s) or by electronic transmission through the modem without conveyance of title or possession of any physical storage media. Should the error be found not to be in CELERITY's Software, documentation, or operational procedures, however, the LICENSEE will be billed for consulting time at published rates and, the actual travel and living costs incurred by CELERITY.

              Maintenance Election:       Yes [X]     No [_]

6. Annual License Renewal Fee. Annual License Renewal fees shall be payable as follows: LICENSEE's first payment under this term will be due on April 1, 2000. LICENSEE's second payment under this term will be due one (1) year from the VMI and Q&S DDI Acceptance of the Software. Annual License Renewal fees will be billed ninety (90) days in advance of the due date and, may only be canceled with 30 days notice prior to the due date. Annual License Renewal fees, will become due and payable thereafter in each subsequent year on or before the anniversary date ("due date") of the VMI and Q&S DDI Acceptance of the Software . The annual license renewal fee is twelve percent (12%) of the then current list price of the LICENSEE's Software configuration. The annual license renewal fee can not, in any twelve (12) month period, increase by an amount greater than the most current annual increase in the Consumer Price Index For Urban Wage Earners CPI-W as published by the Bureau Of Labor Statistics, U.S. Department Of Labor. This fee provides for the continued use of the Software, and entitles the LICENSEE to all the services outlined in Section 5, Maintenance, for a period of one year from the due date or as otherwise provided herein.

7. Warranty. CELERITY warrants that, for one hundred & eighty (180) days following DDI Acceptance of the Software, the Software will conform in all material respects to the specifications contained in the documentation initially furnished to the LICENSEE and as amended from time to time. CELERITY's sole responsibility under this warranty shall be, at its option, to correct or replace that portion of the Software which fails to conform to said warranty or to refund the license fee paid, provided, however, that the LICENSEE has reported in writing to CELERITY any defect or error claimed to be a breach of warranty within ninety (180) days following acceptance of the Software by LICENSEE. CELERITY will have no liability under the foregoing warranty if (1) the LICENSEE modifies the Software without CELERITY's prior written consent, (2) the LICENSEE fails to give CELERITY written notice of the claimed breach of warranty or (3) the failure to conform is caused in whole or part by persons other than CELERITY or by products, equipment or computer programs not furnished by CELERITY.

     THE EXPRESSED WARRANTIES SET FORTH IN THIS SECTION ARE THE ONLY WARRANTIES GIVEN BY CELERITY WITH RESPECT TO THE SOFTWARE FURNISHED TO LICENSEE. CELERITY MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR ARISING BY CUSTOM OR TRADE USAGE, AND SPECIFICALLY MAKES NO WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE. CELERITY'S EXPRESS WARRANTIES SHALL NOT BE ENLARGED, DIMINISHED OR AFFECTED BY, AND NO OBLIGATION OR LIABILITY SHALL ARISE OUT OF CELERITY'S RENDERING OF TECHNICAL OR OTHER ADVICE OR SERVICE IN CONNNECTION WITH THE SOFTWARE.

     Copyright or Patent Infringement: In the event of any claim that the licensed Software infringes any valid United States copyright or patent, provided that Celerity is promptly notified of such claim, is permitted to control the defense of such claim and receives full cooperation from the LICENSEE in connection with such defense, Celerity will at its own expense take such action as it reasonably determines to be required to defend against or, at is option, settle such claim. If in any suit or proceeding based on such claim the licensed Software is held to infringe such a copyright or patent, Celerity shall, at its own option and expense, (1) promptly procure the right for continued Use of such licensed Software by User, (2) promptly replace or modify such licensed Software so that it becomes non-infringing or (3) return to LICENSEE all payments made under this Agreement and terminate the license granted hereunder.

     CELERITY's liability in contract or otherwise arising out of or in connection with the Software or services under this Agreement shall not exceed the fees paid to CELERITY by the LICENSEE within preceding nine months with respect to the said Software or services. IN NO EVENT SHALL CELERITY BE LIABLE FOR SPECIAL INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS, OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE SOFTWARE OR CELERITY'S PERFORMANCE OF SERVICES OR OF ANY OTHER OBLIGATIONS RELATING TO THE SOFTWARE, EVEN IF CELERITY HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES.

8. Title Warranty. Celerity hereby warrants and represents that the licensed Software is the property of CELERITY and CELERITY has the power to grant the license hereunder.


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9.   Hiring of Employees.  LICENSEE and CELERITY each  acknowledge that it would receive substantial value and that the other would be deprived of the benefits of its work force if it were to solicit or hire the other party's current employees and consultants or prior employees and consultants for a period of 24 months from the last date that they worked for either party. LICENSEE and CELERITY further agree to notify each other immediately, upon solicitation of the other's current and prior employees and consultants, to give the affected party the opportunity to retain such employees and consultants. It is further acknowledged that any breach of such terms or provisions of this Section 9 would result in injury to the non-breaching party that would be difficult or impossible to accurately ascertain. Therefore, because of the impossibility of ascertaining actual damages, it is agreed that in the event of a breach of any provision of this section by either party, the breaching party will pay to the other party with respect to each such breach the sum of Seventy Five Thousand dollars ($75,000) as liquidated damages and not as a penalty. The parties agree that the amount
     of   liquidated   damages   specified   herein   represents   a  reasonable
     approximation of the damages, which would be incurred as a result of a breach of this Section.

10. Confidentiality; Protection of Trade Secrets. LICENSEE acknowledges that the Software, all related materials and information, and all associated intellectual property rights, are and shall remain the exclusive property of CELERITY, and that CELERITY holds all United States and international copyright interests therein, the Software being treated as an unpublished work. LICENSEE further acknowledges that the Software and all related materials and information are treated by CELERITY as secret and proprietary information of CELERITY of substantial value. LICENSEE shall hold such Software, related materials and information in confidence, and shall not use, copy, or disclose, nor permit any of LICENSEE's Personnel, or any third party resources to use, copy, or disclose the same for any purpose that is not specifically authorized under this Agreement. LICENSEE shall require that the Software be kept on LICENSEE's premises in separate, secured drawers or cabinets. LICENSEE shall limit use of and access to the Software and related materials and information to LICENSEE's Personnel or third party resources whom LICENSEE has reason to believe are trustworthy and are directly involved in the use, support and maintenance of the Software. LICENSEE shall hold in confidence, and shall not disclose to any other person or entity, the terms and provisions of this Agreement, including but not limited to the financial terms embodied herein. CELERITY acknowledges the competitive nature of LICENSEE's business and the competitive advantage realized through implementation of the Software. As such, CELERITY agrees not to provide those companies listed in Exhibit D, a license to use the Software for at least a three (3) year period from the Effective Date of this Agreement.

11. Publicity Rights. CELERITY may include LICENSEE in its marketing and promotional efforts after providing LICENSEE five-(5) days notice of its intent. Agreement will not be unreasonably withheld.

12.  Termination.  In the  event  of a  material  breach  by  LICENSEE  of  this
     Agreement or a material breach of any associated Professional Services Agreement entered into between CELERITY and LICENSEE, CELERITY will give LICENSEE written notice of such material breach. If LICENSEE fails to cure such material breach within thirty (30) days after receipt of such notice, this Agreement shall forthwith terminate, the license fee will be forfeited, and all rights granted to LICENSEE hereunder shall revert to CELERITY. Promptly upon such termination of this Agreement, LICENSEE must return or destroy, as requested by CELERITY, all copies of the Software (whether modified or unmodified), and all copies of other materials and information related to the Software which are in LICENSEE's possession. In the event of termination of this Agreement, the obligations, restrictions, and prohibitions contained in Sections 4, 6, 10, and 11 hereof shall survive such termination as necessary to effectuate their purposes, and shall bind the parties and their respective legal representatives, successors and assigns.

13.  Miscellaneous.

     A. Term. The term of this Agreement will commence on the date hereof and will continue as set forth in Section 2 (Grant of License) unless earlier terminated as provided in Section 12 (Termination).

     B. Assignment/Sublicense. Except as specifically provided in Section 3 hereof, this Agreement and the rights and obligations may not be assigned, transferred, pledged or hypothecated in any manner by either of the parties hereto, whether voluntarily or by operation of law, without the prior written consent of the other party provided that either party may assign this Agreement and its rights and obligations hereunder to a purchaser of all or substantially all of its assets or pursuant to a merger or similar reorganization.

     C. Taxes. LICENSEE shall pay any and all federal, state and local sales, use and other taxes and charges, however designated, levied or imposed on the license of the Software or resulting from this Agreement, except taxes based upon CELERITY's net income and payroll.

     D.   Force Majeure.  Except for the obligations  described in Section 4 and
          Section 6 hereof, and in Exhibit C hereto, neither party shall be in default if its delay in performing, or failure to perform any obligation hereunder is caused by supervening conditions beyond that party's reasonable control, including acts of God, civil commotion, communications line failure, and governmental demands and requirements.

     E. Entire Agreement; Amendments. This Agreement, together with any other agreements between the parties hereto which have been identified in the Master Agreement, constitute the entire contractual arrangement between CELERITY and LICENSEE pertaining to the subject matters thereof, and there are no other representations, warranties, covenants or obligations except as explicitly set forth in each of them. All other prior or contemporaneous agreements, representations,


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          proposals,  understandings,  negotiations and discussions,  written or oral, are hereby superseded and merged therein. This Agreement, and other agreements identified in the Master Agreement, may be amended only in writing executed by both parties.

     F. General Interpretation. The terms of this Agreement and the words used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing the Agreement or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement.

     G. Captions. The captions of the sections of this Agreement are intended and inserted solely for reference purposes, and shall not be interpreted to govern, limit or aid in the construction of any term or provision hereof.

     H. Binding Effect. Subject to Section 3 and Sub Paragraph B above, each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives and assigns.

     I. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of and under the jurisdiction of the State of Illinois, without reference to the choice of law principles thereof.

     J. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and will be deemed to have been duly given or made upon receipt by certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth above, or to such other address as each party may specify in writing to the other.

     K. Source Code Escrow. CELERITY and LICENSEE shall mutually agree to the appointment of a software escrow agent. CELERITY will deposit with the escrow agent the then most current version of the Software, along with any and all technical and user documentation in machine-readable form, within 10 business days of, Contract Execution, Completion of Programming and Unit Test, Completion of First Factory Acceptance Test, Completion of Factory Acceptance Test for the Vendor Managed Inventory and Quoting & Sourcing Modules. Should CELERITY or any of its successor organizations cease to do business for any reason or be rendered incapable of providing technical support in a manner consistent with the Terms of this Agreement, the LICENSEE, upon request in writing to the escrow agent, shall receive delivery of the then most current source code for the System(s) within thirty (30) days of the date of LICENSEE's request.

          a) Events of Bankruptcy and Receivership. For purposes of this Agreement, the following shall be deemed to be "Events of Bankruptcy" of CELERITY; (i) if CELERITY becomes "insolvent" as defined in Title 11 of the United States Code, entitled "Bankruptcy", 11 U.S.C. Section 101 et seq., as amended, or any successor statute (hereinafter called the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States of America (hereinafter the "Insolvency Laws"); or (ii) if CELERITY files a voluntary petition under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing, or results in the issuance of an Order for Relief against the debtor.

          b) Return of Escrowed Property. Upon the occurrence of an Event of Bankruptcy, or if CELERITY takes advantage of any Insolvency Laws, then in any such event, CELERITY agrees immediately to surrender and return, or immediately to cause to be surrendered and returned, to LICENSEE all software, instruments, documents, contracts, things and any form of proprietary information or trade secret (as such terms may be defined under the laws of the State governing this Agreement) (hereafter, the "Escrowed Property") relating to LICENSEE and in the possession of the Software Escrow Agent. CELERITY and LICENSEE hereby agree that the Escrowed Property shall not constitute "property of the estate" as such term is defined under Section 541 of the Bankruptcy Code.

     L. Severability. In the event that any of the terms or provisions of this Agreement is, or becomes, or is declared to be invalid or void by any court or tribunal of competent jurisdiction, such term(s) or provision(s) shall be deemed severed from this Agreement and all of the remaining terms and provisions hereof shall remain in full force and effect.

     M. Waiver. Any delay or omission by either party to exercise any right or remedy under this Agreement will not be considered to be a waiver of that or any other right or remedy contained in this Agreement. Except as otherwise explicitly stated in this Agreement, all of the respective rights of the parties are cumulative and may be exercised separately or concurrently.

     N. Prevailing Party: If either party hereto institutes any action or proceeding in court in order to enforce any of the provisions hereof, or any action for damages by reason of any alleged breach of any provision hereof, then, as between


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          the two parties, the prevailing party in any such action or proceeding shall be entitled to receive from the losing party its reasonable litigation costs or expenses, including but not limited to, such amount as the court may adjudge as reasonable attorney's fees. For purposes of this section, the term "prevailing party" shall mean the party whose original request for relief most nearly approximates the final outcome of the action, including any settlement thereof.


          IN WITNESS WHEREOF, the parties have executed this Agreement, on the date first above written.



Celerity Solutions, Inc. (CELERITY)

By:   /s/ Luda Kopeikina
      --------------------------------
Name:  Luda Kopeikina
      --------------------------------
Title:  CEO           9/30/98
      --------------------------------


Distribution Dynamics, Inc. (LICENSEE)

By:   /s/ Larry DelSanto
      --------------------------------
Name:  Larry DelSanto
      --------------------------------
Title: President / CEO
      --------------------------------


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                            CELERITY SOLUTIONS, Inc.

                           Software License Agreement
                                    Exhibit A
                               "Licensed Programs"


"Licensed Program" shall mean the Software as it exists as of the date of Acceptance, as defined in the SOFTWARE License Agreement and consists of the following application modules:

o    Sales Order Management
o    Supply Chain Planner
o    Purchase Order Management
o    Material Requests Management
o    Inventory Control
o Accounts Payable Vendor File, Accounts Receivable Customer File, Control General Ledger
o    Warehouse Management System


Celerity Solutions, Inc.                            Distribution Dynamics, Inc.
(CELERITY)                                          (LICENSEE)

By:      /s/ L. Kopeikina                           By:  /s/ Larry DelSanto
         ----------------                                ------------------
Name:    Luda Kopeikina                             Name: Larry DelSanto
         ---------------                                  --------------
Title:   President / CEO                            Title: President/ CEO
         ---------------                                   --------------
Date:    September 30, 1998                         Date: September 30, 1998
         ------------------                               ------------------



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                            CELERITY SOLUTIONS, Inc.

                           Software License Agreement
                             Exhibit B & C Combined
                 "Designated Hardware Configuration & Locations"

Server recommendations are based on the CLIENT'S initial data concerning facility sizes, number of users and transaction volumes as at the time of signing this Agreement. Should the current data or site configuration change or other significant facts be discovered, these server recommendations may be subject to change:

--------------------------------------------------------------------------------
   WMS Site Type                                                  Server Type
--------------------------------------------------------------------------------
Warehouse Location                   25 Sites                  17 Type 1 Servers
--------------------------------------------------------------------------------
                                                               2 Type 2 Servers
--------------------------------------------------------------------------------
                                                               3 Type 3 Servers
--------------------------------------------------------------------------------
                                                               3 Type 4 Servers
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Continuum Site Type                Sites Served                   Server Type
--------------------------------------------------------------------------------
 Central Location           All Sites at Six Divisions         6 Type 2 Servers
--------------------------------------------------------------------------------

Delivery of Software: CELERITY will provide the Software, including any new releases, enhancements and modifications thereof, by downloading the Software onto the LICENSEE's designated servers in California without conveyance of title or possession of any physical storage media.


       Celerity Solutions, Inc./Software License Agreement #SLA980908-DDI

                            CELERITY SOLUTIONS, Inc.

                           Software License Agreement
                             Exhibit B & C Combined
                "Designated Hardware Configurations & Locations"

                            Server Type Definitions:

--------------------------------------------------------------------------------
Server Type 1  Base NT server, single 333 MHz CPU, 512M RAM, 4GB disk for O/S, 9
               GB disk for data, 4/8 GB DAT (ProLiant 3000 series), Windows NT Server 4.0, Backup Exec software
--------------------------------------------------------------------------------
Server Type 2  Medium  to Large NT  server,  dual 333 MHz  CPUs,  1GB RAM,  4 GB mirrored O/S (8 GB total), 12 GB disk in RAID (8GB useable), 4/8 GB DAT, redundant power supply (ProLiant 3000 series), Windows NT Server 4.0, Backup Exec software
--------------------------------------------------------------------------------
Server Type 3  Base Alpha  1200 UNIX  server,  dual  533MHz  CPUs,  768MB RAM, 3 channel SCSI RAID controller, 16GB disk (12 GB useable), 4/8 GB DAT, manuals, monitor, O/S license (No CPU expansion slots available)
--------------------------------------------------------------------------------
Server Type 4  Alpha  4100 UNIX  server,  dual 466 MHz CPUs,  1GB RAM,  Pedestal configuration, redundant power supply, 20/40 GB SCSI tape drive, 52 GB disk (36 GB data, 8 GB mirror O/S, RAID, hot backup), 3 channel SCSI RAID controller, monitor, manuals, cables, etc. (expansion to 4 CPUs total possible)
--------------------------------------------------------------------------------
Server Type 5  Alpha  8200 UNIX  server,  dual 625 MHz CPUs,  2 GB RAM,  cabinet configuration, redundant power supplies, 20/40 SCSI tape drive, 52 GB disk (36 GB data, 8 GB mirror O/S, RAID, hot backup), 3 channel SCSI RAID controller, monitor, manuals, cables (includes installation) (expansion to 6 CPUs total possible)
--------------------------------------------------------------------------------


       Celerity Solutions, Inc./Software License Agreement #SLA980908-DDI

                            CELERITY SOLUTIONS, Inc.

                           Software License Agreement
                             Exhibit B & C Combined
                 "Designated Hardware Configurations & Locations"

                      Software License Fee Payment Schedule


This attachment to Exhibit 10.56 has not been included pursuant to the Company's request for confidential treatment, pursuant to the Freedom of Information Act Rule 17CFR Section 200.83.


       Celerity Solutions, Inc./Software License Agreement #SLA980908-DDI

                            CELERITY SOLUTIONS, Inc.

                           Software License Agreement
                                    Exhibit D
                                "Competitor List"


This attachment to Exhibit 10.56 has not been included pursuant to the Company's request for confidential treatment, pursuant to the Freedom of Information Act Rule 17CFR Section 200.83.



       Celerity Solutions, Inc./Software License Agreement #SLA980908-DDI

                            CELERITY SOLUTIONS, Inc.
                         Professional Services Agreement


This is an Agreement dated as of September 1, 1998 (the "Effective Date") between Celerity Solutions, Inc., a corporation incorporated under the laws of Delaware, having its principal place of business at 200 Baker Avenue, Suite 300, Concord, Massachusetts, 01742 ("CELERITY"), and Distribution Dynamics, Inc., having its principal place of business at 1676 N. California Suite 400 Walnut Creek, CA 94596 (the "CLIENT").

CELERITY is in the business of providing software products and professional services. The term "Professional Services" shall mean the services which CLIENT shall authorize CELERITY to perform from time to time, as identified on "Exhibit A" hereto, including but not limited to management, consulting, analysis and design, installation, development and/or enhancement of computer programs, and testing. The term "Charges" shall mean the fees and charges, as set forth in "Exhibit B" hereto, which CUSTOMER agrees to pay to CELERITY for CELERITY's Professional Services.

CLIENT is currently licensed or is obtaining a license to use CELERITY's proprietary Continuum and WMS Software (the "Licensed Software") under CELERITY's Software License Agreement. CLIENT wishes to engage CELERITY to integrate changes into the Licensed Software in accordance with any Professional Services provided under the terms of this Agreement.

In consideration of the foregoing and the mutual covenants contained below, CELERITY and CLIENT agree as follows:

                                   ----------

     0 Services. CELERITY shall provide Professional Services in a professional and workman-like manner as authorized by CLIENT and identified on Exhibit A hereto. CLIENT agrees to fully cooperate with CELERITY in regard to CELERITY's performance of Professional Services under this Agreement, and to take any reasonable actions necessary to enable CELERITY to perform such Professional Services in an effective and efficient manner.

          The software and documentation developed by CELERITY pursuant to this Agreement shall become part of the Licensed Software within the meaning of the CLIENT's Computer Software License Agreement with CELERITY, except that the terms of this Agreement shall govern with respect to CELERITY's warranty of such software and documentation and the limitations of liability associated therewith.

     1 Charges. After January 1, 2000, CELERITY's standard charges as set forth in Exhibit B, are subject to change and at anytime thereafter, following ninety days written notice by CELERITY. CLIENT also agrees to reimburse CELERITY for disbursements such as travel expenses, telephone calls, supplies, transportation, secretarial and messenger services, provided they are incurred in connection with the performance of Professional Services hereunder at actual cost. Invoices covering Professional Services performed and charges incurred by CELERITY will be issued on a monthly basis and are payable within ten days of the invoice date. A ten (10) percent interest charge will be charged for all fees that are past due. In the event of termination as provided in Section 3 of this Agreement, CLIENT agrees to pay for all services performed by CELERITY up to the effective date of termination and any other applicable termination fees within ten (10) days of such termination.

          In addition to any other sums payable hereunder, CLIENT shall pay to or reimburse CELERITY upon demand as applicable, an amount equal to any taxes, however designated, arising from or based upon this Agreement or the goods or services provided hereunder, including sales and/or use tax, local privilege or excise tax, tariff, duty, property tax or assessment and related interest and penalties, if any, imposed by any governmental authority at any time, but not taxes based on CELERITY's net income.

     2 Term and Termination. This Agreement shall become effective on the Effective Date and shall continue in effect until the expiration of the warranty period set forth in Section 7 of the Software License Agreement unless terminated in accordance with this Section. This Agreement may be terminated at any time by mutual agreement, or by either party by giving thirty days prior written notice. Either party may terminate this Agreement for cause by giving written notice provided that the party that is receiving the notice does not remedy the cause within thirty (30) days. Upon payment by CLIENT of all outstanding fees, CELERITY shall return all CLIENT-supplied materials to CLIENT.

          If this Agreement is terminated in accordance with the preceding paragraph, and provided CLIENT has paid all fees due to CELERITY hereunder and is in full compliance with this Agreement and with its other contracts with CELERITY, CLIENT shall have the right to use the results of the integration of the Licensed Software as have been completed by CELERITY as of the termination date.


       Celerity Solutions, Inc./ Software Licence Agreement #PSA980908-DDI

3    Client Responsibilities

4.1 CLIENT Data: All CLIENT-supplied source materials, including data, programs and supplies, must necessarily be machine processable and compatible with CELERITY's equipment and techniques. The CLIENT agrees that CELERITY may examine and/or test CLIENT materials at CLIENT's expense to determine processability and compatibility with CELERITY's equipment and data processing techniques. If any such materials are incorrect, incomplete, not machine processable or not compatible with CELERITY's equipment or techniques, CLIENT agrees to pay CELERITY at CELERITY's prevailing rates to perform the work necessary to prepare such materials for utilization by CELERITY. In such an event, or in the event CLIENT's materials are not received in accordance with agreed upon schedules, CELERITY will exercise its best efforts in rescheduling CLIENT's work and CLIENT agrees to extend schedule completion dates appropriately and pay for additional expense, if any, incurred by CELERITY as a result.

If any CLIENT initiated changes to Exhibit A of this Agreement provides for the development of a new program by CELERITY, CLIENT agrees, if requested by CELERITY, to submit to CELERITY sufficient test data to test all aspects of such program to establish satisfactory program performance prior to its utilization for data processing hereunder. Such program testing and CLIENT's approval of the test results will establish CLIENT's acceptance of the developed program, subject to the performance requirements of Section 6 of this Agreement. CELERITY may require such acceptance by CLIENT in writing as a condition of CELERITY's further performance under this Agreement.

4.2 Liaison: CLIENT shall assign one or more Designated Representatives. Such person(s) shall have the duty of acting as the point of contact with CELERITY personnel to facilitate the expeditious execution of the work called for in Exhibit A and any future CLIENT initiated changes to Exhibit A, attached hereto. Such person shall be empowered to request modifications or alterations of the services performed, in the form and using any procedures established by CLIENT , and shall also be the person to whom any communications relating to this Agreement, its Exhibits, or the performance thereunder may be directed. CLIENT may designate one or more replacement Designated Representatives at any time by so notifying CELERITY in writing.


4.3 Solicitation Of Employees: CLIENT and CELERITY each acknowledge that it would receive substantial value and that the other would be deprived of the benefits of its work force if it were to solicit or hire the other party's current employees and consultants or prior employees and consultants for a period of 24 months from the last date that they worked for either party. CLIENT and CELERITY further agree to notify each other immediately, upon solicitation of the other's current and prior employees and consultants, to give the affected party the opportunity to retain such employees and consultants. It is further acknowledged that any breach of such terms or provisions of this Section 4.3 would result in injury to the non-breaching party that would be difficult or impossible to accurately ascertain. Therefore, because of the impossibility of ascertaining actual damages, it is agreed that in the event of a breach of any provision of this section by either party, the breaching party will pay to the other party with respect to each such breach the sum of seventy-five thousand dollars ($75,000) as liquidated damages and not as a penalty. The parties agree that the amount of liquidated damages specified herein represents a reasonable approximation of the damages, which would be incurred as a result of a breach of this Section.

4 CELERITY Responsibilities

5.1 CELERITY Personnel: CELERITY reserves the right to determine which of its or its subcontractor's personnel shall be assigned to any particular project and to replace or reassign such personnel during a project. CELERITY and CLIENT agree that CLIENT shall have the right to exercise a veto over any and all replacement personnel proposed by CELERITY, until mutually acceptable replacement personnel have been identified. CLIENT assumes full responsibility for any impact on the project schedule due to a personnel veto. CELERITY assumes responsibility for compensating its personnel and subcontractors providing services hereunder and will ensure that all deductions required of employers by state, federal and local laws, including deductions for social security and withholding taxes, and contributions for unemployment compensation funds, are made and that standard workmen's compensation and liability insurance is obtained.

Each party to this Agreement is an independent contractor and not an agent, servant, partner or joint venturer with the other party, for any purpose, and neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, expressed or implied, on behalf of the other party.


       Celerity Solutions, Inc./ Software Licence Agreement #PSA980908-DDI
                                       2

5.2 Progress Reports: CELERITY shall submit written progress reports to CLIENT not less frequently than once each two (2) calendar weeks during the first six
(6) months of the term of this Agreement, and after the expiration of said six month period, as often as requested by CLIENT, but no more frequently than once per calendar month. Each of such progress reports shall contain a section describing the methodology used by CELERITY in estimating its costs and charges, and comparing actual charges accrued by CELERITY with any previously developed budget or estimate for such period. If CLIENT or CELERITY has specified an estimate of payments to be made for the services to be rendered by CELERITY under Exhibit A of this Agreement, and it becomes apparent during the performance of such services that the cost of completion will exceed such estimate, CELERITY shall so advise CLIENT as far in advance as possible. CLIENT shall thereupon have ten days within which to request CELERITY in writing to cease further work (provided that CLIENT shall remain fully liable to pay CELERITY for work performed theretofore). If CLIENT does not make such a request within the ten day period, CELERITY shall proceed to completion of the services.


5.3 Data Safeguards: All written information submitted by CLIENT to CELERITY in connection with services performed by CELERITY under this Agreement which is identified as proprietary information will be safeguarded by CELERITY to at least the same extent as CELERITY safeguards like information relating to its own business.

5 LIABILITY

6.1 Acceptance Testing: Acceptance Testing will be performed as specified in the CLIENT's General Design Study document, Version 1.0, dated 7/15/98, on pages 1-40 and 1-41. CLIENT acknowledges that acceptance testing must be completed promptly. At the conclusion of the acceptance test, CLIENT shall present to CELERITY a complete list of any failures by the software to meet the acceptance test. If the software does not pass the acceptance test, CELERITY shall correct such deficiency promptly following consultation with CLIENT regarding the manner in which the software fails the acceptance test. The time and expense charges for such corrections shall be billed to CLIENT, excepting those cases wherein the need for corrections arises from an inherent defect in the Licensed Software, in which case the costs of any corrections shall be borne by CELERITY. CLIENT shall be deemed to have accepted the software when the listed errors are corrected and no new errors have been introduced as a result of such corrections. Notwithstanding the foregoing, use of the software in a production environment constitutes immediate acceptance.

6.2 Standard Of Care: CELERITY will perform all services required under this Agreement in a manner consistent with generally accepted standards for the data processing and allied services industry.

6.3 Warranty: CELERITY makes no warranties whatsoever, express or implied, oral or written, including but not limited to implied warranties of merchantability and fitness or adequacy for a particular purpose with respect to any Professional Services performed by CELERITY pursuant to this Agreement.

CELERITY makes no warranty to any third parties concerning the services performed hereunder. CELERITY does not authorize CLIENT to obligate CELERITY to any third party in any manner.

6.4 Limitation Of Liability: CELERITY shall be liable for loss, destruction or damage of CLIENT-supplied materials only if due to the negligence of CELERITY and then only to the extent of restoring the lost, destroyed, or damaged materials. CLIENT agrees to keep a copy of all materials provided to CELERITY such that CELERITY will not at any time have the only existing copy of any CLIENT-supplied information. CELERITY shall not be liable for failure to provide, or delays in providing, services hereunder, if due to any cause beyond CELERITY's reasonable control.

THE WARRANTIES IN THIS SECTION 6 ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED WITH REGARD TO ANY GOODS OR SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

IN NO EVENT SHALL CELERITY BE LIABLE FOR ANY INDIRECT, SPECIAL OR EXEMPLARY OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF SERVICES HEREUNDER OR THE USE OF THE SOFTWARE DEVELOPED OR MODIFIED PURSUANT TO THIS AGREEMENT EVEN IF CELERITY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. CELERITY'S TOTAL LIABILITY FOR ANY CLAIM BASED UPON THIS CONTRACT SHALL BE LIMITED TO ONE-HALF OF THE AMOUNT OF FEES PAID BY CLIENT HEREUNDER, IN THE NINE MONTHS PRIOR TO SUCH CLAIM.

6 PROPRIETARY RIGHTS

A complete set of all documentation developed by CELERITY pursuant to the services performed hereunder shall be made available to CLIENT upon completion or termination of the services performed hereunder, to be used by CLIENT on the same terms and conditions as the Documentation provided under the Computer Software License Agreement. All documentation, programs, specifications and applications developed by CELERITY in connection with this Agreement are and shall remain the sole property of CELERITY and CELERITY reserves the right to use thereafter any ideas, techniques, or routines as may be developed during the course of the services provided.


       Celerity Solutions, Inc./ Software Licence Agreement #PSA980908-DDI
                                       3

Notwithstanding anything else to the contrary in this Agreement, CELERITY acknowledges that the Licensed Software will be modified in the course of its adaptation to CLIENT's business, and that the Licensed Software may therefore contain elements which the CLIENT desires to keep confidential. Celerity acknowledges the competitive nature of CLIENT's business and the competitive advantage realized through implementation of the Licensed Software. As such, CELERITY agrees not to provide the companies listed on Exhibit C, a license to use the Licensed Software for at least a three (3) year period from the Effective Date of this Agreement.

8. GENERAL

8.1 Assignment: This Agreement and the rights and obligations may not be assigned, transferred, pledged or hypothecated in any manner by either of the parties hereto, whether voluntarily or by operation of law, without the prior written consent of the other party provided that either party may assign this Agreement and its rights and obligations hereunder to a purchaser of all or substantially all of its assets or pursuant to a merger or similar reorganization.

8.2 Benefit: Except as herein expressly provided to the contrary, the provisions of this Agreement are for the benefit of the parties hereto (and their respective successors and permitted assigns) solely and not for the benefit of any other person, persons or legal entities.


8.3 Waiver: Either party's failure to insist in any instance upon the strict performance by the other of any of the terms of the Agreement shall not be construed as a permanent waiver of such or of any of the other terms or provisions hereof.

8.4 Notice: Except as otherwise provided herein, notice to a party hereto shall be in writing and deemed to have been sufficiently given or served for all purposes hereof if personally delivered or mailed by first class certified or registered mail, return receipt requested, postage prepaid, or commercial overnight delivery service, at the respective addresses set forth in the preamble to this Agreement, or at such other address as the party to whom such notice is directed may have designated by like notice in writing to the other parties hereto. A notice shall be deemed to have been given when personally delivered or, otherwise, on the earlier of (i) three (3) days after the date on which it is deposited in the mails, or (ii) the date on which it is received.

8.5 Complete Agreement: This Agreement (including any Exhibits) contains the entire understanding between CELERITY and CLIENT with respect to the subject matter hereof, and supersedes and replaces any and all prior agreements, negotiations, proposals, or representations regarding the subject matter hereof. No modification, termination or waiver of any provision hereof shall be binding upon a party unless made in writing and executed by an authorized officer of such party. In the event CLIENT issues a purchase order, memorandum, specifications or other instrument covering the Professional Services herein provided, it is hereby specifically agreed and understood that such purchase order, memorandum, specifications, or instrument is for CLIENT's internal purposes only and any and all terms and conditions contained therein, whether printed or written, shall be of no force or effect.

8.6 Authority: Each party represents that it has full power and authority to enter into and perform this Agreement and that the person signing this Agreement on its behalf has been properly authorized and empowered to enter into this Agreement.

8.7 Construction: Section headings appearing in this Agreement are inserted for convenience of reference only and shall not be construed to be interpretations of text. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

8.8 Force Majeure: Neither CELERITY nor CLIENT shall be responsible for failure to fulfill its obligations under this Agreement due to acts of God, labor dispute, war, insurrection, riot, nuclear disaster, fire, earthquakes or other causes beyond its reasonable control.

8.9 Governing Law; Jurisdiction: This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed in all respects by the laws of the State of Illinois. Each party hereto, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Illinois as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each party further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its addresses provided for in Section 8.5 of this Agreement or as otherwise provided under the laws of the State of Illinois.

8.10 Mutual Indemnity: Each of the parties hereto agrees to save, indemify and hold harmless the other, and each of its agents, servants, employees, officers, directors, shareholders, affiliates, business invitees or consultants, from and against all actions, claims, costs, damages, judgements, losses and suits, including without exception, all reasonable costs of suit, including accounting fees, attorney's fees or investigatory fees, arising from and in any way connected with any intentional tort or act of gross negligence committed by such party or by one or more of its agents, servants, employees, officers, directors, shareholders, affiliates, business invitees or consultants.


       Celerity Solutions, Inc./ Software Licence Agreement #PSA980908-DDI
                                       4

8.11 Prevailing Party: If either party hereto institutes any action or proceeding in court in order to enforce any of the provisions hereof, or any action for damages by reason of any alleged breach of any provision hereof, then, as between the two parties, the prevailing party in any such action or proceeding shall be entitled to receive from the losing party its reasonable litigation costs or expenses, including but not limited to, such amount as the court may adjudge as reasonable attorney's fees. For purposes of this section, the term "prevailing party" shall mean the party whose original request for relief most nearly approximates the final outcome of the action, including any settlement thereof.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

             CELERITY SOLUTIONS, Inc.               DISTRIBUTION DYNAMICS, Inc.
             By: /s/ Luda Kopeikina                 By:    /s/ Larry DelSanto
             -------------------------              ----------------------------
             Name: Luda Kopeikina                   Name: Larry DelSanto
             -------------------------              ----------------------------
             Title: CEO                             Title: President/ CEO
             -------------------------              ----------------------------
             Date: 9/30/98                          Date: September 30, 1998


       Celerity Solutions, Inc./ Software Licence Agreement #PSA980908-DDI
                                       5

                            CELERITY SOLUTIONS, Inc.

                         Professional Services Agreement
                                    Exhibit A
                      Description of Professional Services
                           Distribution Dynamics, Inc.

Description of Professional Services:

CELERITY will provide CLIENT with management, consulting, analysis and design, installation, development and/or enhancement of computer programs, and testing services related to the implementation of the CELERITY Continuum and WMS software at CLIENT as outlined in the Functional and Enhancement Narratives of the Distribution Dynamics General Design Study, Version 1.0 dated July 15th, 1998.


Celerity Solutions, Inc.                             Distribution Dynamics, Inc.
(CELERITY)                                           (CLIENT)

By:      /s/ L. Kopeikina                            By:  /s/ Larry DelSanto
Name:    Luda Kopeikina                              Name: Larry DelSanto
Title:   President / CEO                             Title: President/ CEO
Date:    September 30, 1998                          Date: September 30, 1998


    Celerity Solutions, Inc./Professional Services Agreement #PSA980908-DDI

                            CELERITY SOLUTIONS, Inc.

                         Professional Services Agreement
                                    Exhibit B
                    Description of Professional Service Fees
                           Distribution Dynamics, Inc.


Time and Materials Fees:

o    CELERITY Professional Services will be billed at:

     o    Flat Rate                                                   $135/hour

o Once monthly, CELERITY will bill CLIENT for the actual hours worked that period per the time and materials rate described above

o Client will pay CELERITY for all out-of-pocket expenses incurred by CELERITY in connection with the Professional Services performed under this Agreement. These expenses will be billed monthly by CELERITY

o    CLIENT agrees to pay CELERITY upon receipt of an invoice



Celerity Solutions, Inc.                             Distribution Dynamics, Inc.
(CELERITY)                                           (CLIENT)

By:      /s/ L. Kopeikina                            By:  /s/ Larry DelSanto
Name:     Luda Kopeikina                             Name: Larry DelSanto
Title:   President / CEO                             Title: President/ CEO
Date:    September 30, 1998                          Date: September 30, 1998


    Celerity Solutions, Inc./Professional Services Agreement #PSA980908-DDI

                            CELERITY SOLUTIONS, Inc.

                         Professional Services Agreement
                                    Exhibit C
                                Competitors List
                           Distribution Dynamics, Inc.


This attachment to Exhibit 10.56 has not been included pursuant to the Company's request for confidential treatment, pursuant to the Freedom of Information Act Rule 17CFR Section 200.83.


    Celerity Solutions, Inc./Professional Services Agreement #PSA980908-DDI
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